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                                                                      Exhibit 99


                                     FOR:          CAMERON ASHLEY BUILDING
                                                   PRODUCTS, INC.

                                     APPROVED BY:  Garold E. Swan
                                                   Chief Financial Officer
                                                   (214) 860-5100
For Immediate Release
                                     CONTACT:      Morgen-Walke Associates
                                                   Gordon McCoun/Jennifer Angell
                                                   Media contact: Stacey Reed
                                                   (212) 850-5600


          CAMERON ASHLEY ACCEPTS INCREASED OFFER FROM INVESTMENT GROUP
                     - PURCHASE PRICE OF $18.25 PER SHARE -

         DALLAS, Texas, March 28, 2000-- Cameron Ashley Building Products, Inc. (NYSE:CAB) announced today that the Company has accepted the increased offer from the investment group consisting of CGW Southeast Partners IV, L.P. and an affiliate of Citicorp Venture Capital, Ltd., a subsidiary of Citigroup Inc. (NYSE:C), along with senior management of the Company and a strategic partner, to acquire all the outstanding shares of Cameron Ashley's common stock. The purchase price is $18.25 per share in cash, which is a 21% increase over the investment group's initial bid of $15.10 per share.

         The total consideration of the transaction is approximately $348 million including the assumption of debt. Financing commitments, subject to customary conditions, are in place with both senior and subordinated debt sources.

        Cameron Ashley Building Products, Inc. is a distributor of a broad line of building products that are used principally in home improvement, remodeling and repair work and in new residential construction. The Company distributes its products to independent building material dealers, professional builders, large contractors and mass merchandisers through a network of more than 160 branches located throughout the United States and Canada. Product lines include roofing, millwork, pool and patio enclosure materials, insulation, siding, steel products, industrial metals and a variety of other building materials.



                                    - MORE -

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CAMERON ASHLEY ACCEPTS INCREASED OFFER FROM INVESTMENT GROUP    Page 2

        Certain statements in this release are "forward-looking statements" that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be indicated by phrases such as "believes", "anticipates", "expects", "intends", "foresees", "projects", "predicts", "forecasts" or similar words and are subject to known and unknown risks and uncertainties which may cause actual results in the future to differ materially from forecasted results. Among the key factors that could cause results to differ materially are: (i) the inability of the parties to the definitive merger agreement to complete the proposed buy-out; (ii) actions by competitors, suppliers, customers, shareholders, regulators and others following the announcement of the proposed buy-out; (iii) stock market and financing market conditions; (iv) business and economic conditions in North America and in the regional markets in which the Company operate; (v) adverse homebuilding conditions including those related to weather and interest rates; (vi) reliable and cost-effective supply of products from manufacturers; and (vii) technology risks in implementing new and/or converting existing information systems and other risks more fully described in the Company's filings with the Securities and Exchange Commission. The Company does not undertake any obligations to update the information contained herein, which speaks only as of this date.

Note: More information on Cameron Ashley Building Products can be found on the Wide World Web at http://www.cabp.com.



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